EXHIBIT (8)(b)(5)

AMENDMENT No. 8 TO PARTICIPATION AGREEMENT (AMERICAN FUNDS)

Amendment No. 8

to the

Fund Participation Agreement (the “Agreement”)

dated as of May 1, 2009

Among

Transamerica Financial Life Insurance Company,

American Funds Insurance Series and

Capital Research and Management Company

THIS AMENDMENT is entered into as of this 1st day of May, 2020 among Transamerica Financial Life Insurance Company (the “Company”), on behalf of itself and certain of its separate accounts; AMERICAN FUNDS INSURANCE SERIES (“Series”); and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”). Capitalized terms used herein and not otherwise defined shall be given the definition ascribed such term in the Agreement.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The first and second sentences of Section 4 paragraph 1 are deleted in their entirety and replaced with the following:

The Series agrees to make Class 2 and Class 4 shares of the Funds listed on Attachment A hereto available to the Contracts. The Company agrees to give the Series and CRMC at least (thirty) 30 days’ notice prior to adding any additional Funds as underlying investment options to the Contracts. Series and CRMC reserve the right to approve any proposed addition by the Company. The Company will be entitled to a 12b-1 distribution fee paid by the Series, to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 and Class 4 shares of each Fund attributable to the Contracts for personal services and account maintenance services for Contract owners with investments in subaccounts corresponding to the Class 2 and Class 4 shares of each Fund (each, a “Subaccount”) for as long as the Series’ Plans of Distribution pursuant to Rule 12b-1 under the 1940 Act (the “12b-1 plan”) for such share class remains in effect.

2.	The following paragraphs are added to Section 4:

During the term of this Agreement, Company shall perform the administrative services (“Services”) set forth on Attachment D hereto, as such attachment may be amended from time to time by mutual consent of the parties, in respect of Subaccounts holding Class 4 Shares of each Fund. In consideration of Company performing the Services, the Series agrees to pay Insurance Company an administrative services fee of 0.25% of the average daily net asset value of all Class 4 shares of the Funds held by each Separate Account, payable quarterly, in arrears pursuant to an Insurance Administrative Services Plan adopted by the Series. The Series shall pay all fees within forty-five (45) days following the end of each calendar quarter for fees accrued during that quarter. The fee will be calculated as the product of (a) the average daily net asset value of all Class 4 shares, as applicable, of the Funds held by each Subaccount during the quarter; (b) the number of days in the quarter; and (c) the quotient of 0.0025 divided by number of days in the year. The Series shall not be responsible for payment of fees for Services more than six (6) months in arrears in respect of Accounts that were not timely identified by Company as eligible for compensation pursuant to this Agreement. CRMC will evaluate periodically Company’s service levels, including compliance with established NSCC guidelines, transaction errors, compliance with the Prospectus and complaints from contractholders, in determining whether to continue making payments under the Insurance Administrative Services Plan. Company represents to the Series and CRMC that it will not receive compensation for the Services from contractholder fees or any other source.

The Company, directly or through subcontractors (including a designated affiliate), shall provide the certain services described in this Agreement in respect of Separate Accounts holding Class 2 shares of the Funds in connection with the sale and servicing of the Contracts. The services to be provided by the Company to its Separate Accounts include, (i) mailing and otherwise making available to contractholders, shareholder communications including, without limitation, Prospectuses, proxy materials, shareholder reports, unaudited semi-annual and audited annual financial statements, and other notices; (ii) handling general questions regarding the Funds from contractholders including, without limitation, advising as to performance, yield being earned, dividends declared, and providing assistance with other questions concerning the Funds; (iii) preparing and mailing periodic account statements showing the total number of Separate Account units owned by the contractholder in that account, the value of such units, and purchases, redemptions, dividends, and distributions in the account during the period covered by the statement; and (iv) preparing and mailing IRS Form 1099-R, IRS Form W-2 and/or other IRS forms as required by applicable Internal Revenue Service rules and regulations. Administrative services to contractholders shall be the responsibility of the Company and shall not be the responsibility of CRMC or any of their affiliates.

3.	Attachment A is deleted in its entirety and replaced with the attached Attachment A.

4.	Attachment D included as an attachment to this Amendment is hereby included in its entirety as Attachment D to the Agreement.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

on behalf of itself and each Account

By:	/s/ Eric Martin
Name:	Eric Martin
Title:	Vice President

Date:	April 23, 2020

AMERICAN FUNDS INSURANCE SERIES

By:	/s/ Maria Thelma Manotok Pathria
Name:	Maria Thelma Manotok Pathria
Title:	Executive Vice President & Principal Executive Officer

Date:	27 April 2020

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Maria Thelma Manotok Pathria
Name:	Maria Thelma Manotok Pathria
Title:	Senior Vice President & Senior Counsel

Date:	27 April 2020

ATTACHMENT A

Revised May 1, 2020

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	Contracts	Portfolios

ML of New York Variable Annuity Separate Account A August 14, 1991	Merrill Lynch Investor Choice Annuity (NY) (Investor Series)

•  Asset Allocation Fund – Class 2 and Class 4 Shares

•  Bond Fund – Class 2 and Class 4 Shares

•  Growth Fund – Class 2 and Class 4 Shares

•  Growth-Income Fund – Class 2 and Class 4 Shares

•  International Fund – Class 2 and Class 4 Shares

Separate Account VA BNY September 27, 1994

Transamerica Variable Annuity Series (NY)

Transamerica InspireSM Variable Annuity

Transamerica Variable Annuity I-Share (NY)

Transamerica Variable Annuity O-Share (NY)

Partners Variable Annuity Series (NY)

Transamerica AxiomSM II (NY)

Transamerica Advisor EliteSM II (NY)

Transamerica AxiomSM NY Variable Annuity

Transamerica LandmarkSM NY Variable Annuity

Transamerica LibertySM NY Variable Annuity

Transamerica Advisor EliteSM Variable Annuity (NY)

•  Asset Allocation Fund – Class 2 and Class 4 Shares

•  Blue Chip Income and Growth Fund – Class 2 Shares

•  Bond Fund – Class 2 and Class 4 Shares

•  Ultra-Short Bond Fund – Class 2 Shares

•  Global Growth Fund – Class 2 Shares

•  Global Growth & Income Fund – Class 2 Shares

•  Global Small Capitalization Fund – Class 2 Shares

•  Growth Fund – Class 2 and Class 4 Shares

•  Growth-Income Fund – Class 2 and Class 4 Shares

•  High-Income Bond Fund – Class 2 Shares

•  International Fund – Class 2 and Class 4 Shares

•  New World Fund – Class 2 Shares

•  U.S. Government/AAA-Rated Securities Fund – Class 2 Shares

Transamerica Variable Annuity O-Share (NY)

Transamerica InspireSM Variable Annuity

Transamerica AxiomSM II (NY)

Transamerica Variable Annuity I-Share (NY)

Transamerica Variable Annuity Series (NY)

Transamerica Principium III

•  Asset Allocation Fund – Class 4 Shares

•  Bond Fund – Class 4 Shares

•  Growth Fund – Class 4 Shares

•  Growth- Income Fund – Class 4 Shares

•  International Fund – Class 4 Shares

•  New World Fund – Class 4 Shares

Transamerica B-Share Variable Annuity (NY) Transamerica AxiomSM III Variable Annuity (NY) Tansamerica InspireSM II Variable Annuity (NY) Transamerica I-Share II Variable Annuity

•  Asset Allocation Fund – Class 2 Shares

•  Bond Fund – Class 2 Shares

•  Growth Fund – Class 2 Shares

•  Growth-Income Fund – Class 2 Shares

•  International Fund – Class 2 Shares

•  New World Fund – Class 4 Shares

	Transamerica PrincipumSM IV Variable Annuity (NY)	• New World Fund – Class 4 Shares

TFLIC Series Life Account October 24, 1994	Transamerica Journey NY

•  Asset Allocation Fund – Class 4 Shares

•  Bond Fund – Class 4 Shares

•  Growth Fund – Class 2 and Class 4 Shares

•  Growth-Income Fund – Class 2 and Class 4 Shares

•  International Fund – Class 2 and Class 4 Shares

Attachment D

Administrative Services

1. Periodic Reconciliation. The Company shall provide the Funds with sufficient information to allow for the periodic reconciliation of outstanding units of Company separate accounts and shares of the Funds.

2. Record Maintenance. To facilitate the reconciliation activities described in Section 4, the

Company shall maintain with respect to each Subaccount holding the Funds’ Class 4 shares and each contractholder for whom such shares are beneficially owned the following records:

a.	Number of shares;

b.	Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

c.	Name and address and taxpayer identification numbers;

d.	Records of distributions and dividend payments; and

e.	Any transfers of shares.

3. Fund Information. The Company shall respond to inquiries from contractholders regarding the Funds, including questions about the Funds’ objectives and investment strategies.

4. Shareholder Communications. The Company shall provide for the delivery of certain Fund-related materials as required by applicable law or as requested by contractholders. The Fund related materials shall consist of updated prospectuses, summary prospectuses and any supplements and amendments thereto, statements of additional information, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. The Company shall respond to inquiries from contractholders relating to the services provided by it and inquiries relating to the Funds.

5. Transactional Services. The Company shall (a) communicate to the Funds’ transfer agent, purchase, redemption and exchange orders; and (b) communicate to the Subaccounts and contractholders, mergers, splits and other reorganization activities of the Funds.

6. Other Information. The Company shall provide to the Subaccounts and contractholders such other information as shall be required under applicable law and regulations.